Exhibit 11
                                                               ----------

                               CONRAIL INC.
                               ------------

                      EARNINGS PER SHARE COMPUTATIONS
                      -------------------------------
[CAPTION]

                     ($ In Millions Except Per Share)


                                           Years ended December 31,
                                           ------------------------
                                            1996      1995     1994
[S]                                         ----      ----     ----
Primary                                     [C]       [C]      [C]
-------
  Net income                               $342      $264      $324

  Dividends declared on Series A ESOP
  convertible junior preferred stock
  (ESOP Stock), net of tax benefits         (12)      (13)      (13)
                                           ----      ----      ----
  Adjusted net income                      $330      $251      $311
                                           ====      ====      ====

Fully Diluted
-------------
  Net income                                342       264       324

  Nondiscretionary adjustment (1)            (2)       (3)       (5)
                                           ----      ----      ----
  Adjusted net income                      $340      $261      $319
                                           ====      ====      ====

                                                               Exhibit 11
                                                               ----------
                               CONRAIL INC.
                               ------------

                      EARNINGS PER SHARE COMPUTATIONS
                      -------------------------------
[CAPTION]
                     ($ In Millions Except Per Share)


                                               Years ended December 31,
                                         -----------------------------------

                                            1996         1995        1994
                                         ----------  -----------  ----------
[S]                                         [C]          [C]         [C]
Weighted average number of shares (2)
  Primary
    Weighted average number of
     common shares outstanding           76,903,665  78,144,694   79,089,464
    Effect of shares issuable under
     employee stock compensation
     plans                                  725,160     589,253      585,317
                                         ----------  ----------   ----------
                                         77,628,825  78,733,947   79,674,781
                                         ==========  ==========   ==========

  Fully diluted
    Weighted average number of
     common shares outstanding           76,903,665  78,144,694   79,089,464
    ESOP Stock                            9,393,275   9,799,611    9,887,940
    Effect of shares issuable under
     employee stock compensation
     plans                                1,028,635     758,407      585,317
                                         ----------   ---------   ----------
                                         87,325,575  88,702,712   89,562,721
                                         ==========  ==========   ==========

Net income per common share
      Primary                                 $4.25       $3.19        $3.90
      Fully diluted                            3.89        2.94         3.56

                                                            Exhibit 11
                                                            ----------


                               CONRAIL INC.
                               ------------
                      EARNINGS PER SHARE COMPUTATIONS
                      -------------------------------



 Notes:  1.  Represents the increase, net of income tax benefits, in
             ESOP-related expenses assuming conversion of all ESOP Stock to common stock.



         2. Shares held by the Employee Benefits Trust (the "Trust") are not considered outstanding for earnings per share computations until issued by the Trust.